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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                     _______________________



                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 16, 1996



                          TIFFANY & CO.
     (Exact name of Registrant as specified in its charter)






Delaware                           1-9494         13-3228013
(State or other jurisdiction       (Commission    (I.R.S. Employer
of incorporation)                  File Number)   Identification
                                                  Number)







727 Fifth Avenue, New York, New York              10022
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (212) 755-8000



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Item 5.  Other Events.

(a)  Two-for-one Stock Split

     On May 16, 1996, a majority of the holders of Registrant's issued and outstanding Common Stock voted in person or by proxy at Registrant's Annual Meeting of Stockholders to approve a proposed amendment to Registrant's Restated Certificate of Incorporation increasing the number of authorized shares of Registrant's Common Stock from 30,000,000 to 60,000,000. On that same date, Registrant's Board of Directors resolved to effect a two-for-one split of Registrant's Common Stock, such split to be effected by a share distribution (stock dividend) on July 23, 1996 (the "Payment Date") to holders of record on June 28, 1996 (the "Record Date"). The amendment to Registrant's Certificate of Incorporation is expected to become effective on or about May 17, 1996 on filing with the Secretary of State for the State of Delaware, and the aforementioned stock split is subject to such amendment becoming effective.

(b)  Declaration of Increased Dividend

     On May 16, 1996, Registrant's Board of Directors further resolved to pay a cash dividend of $.10 per share on the Payment Date to holders of record on the Record Date. This cash dividend will be payable on the Payment Date only in respect of shares issued and outstanding on the Record Date and not in respect of shares distributed to effect the aforementioned stock split. On a pre-split basis, this represents a 42.86% increase in Registrant's
quarterly dividend.   Registrant's Board of Directors also resolved
that future quarterly cash dividends, subject to declaration in each instance, shall be payable at the rate of $.05 on each of the issued and outstanding shares of Registrant's Common Stock, including shares issued to effect the aforementioned stock split.


(c)  Redemption of Convertible Subordinated Debentures

     On May 16, 1996, Registrant's Board of Directors further resolved to effect a redemption of Registrant's U.S.$50,000,000 6-3/8% Convertible Subordinated Debentures due 2001 (the "Debentures"). In accordance with their terms, the redemption price for the Debentures is 101% of their principal amount. The redemption date has been fixed as June 24, 1996 (the "Redemption Date"). In accordance with their terms, the Debentures may be converted at their principal amount into fully paid and nonassessable shares of Registrant's Common Stock, $.01 par value, at a conversion price of $56.00 per share of Common Stock; this right of conversion will expire at the close of business on the Redemption Date. The current market price per share of
Registrant's Common Stock is approximately $74.50.
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Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     Attached hereto as an exhibit is the following: Registrant's Restated Certificate of Incorporation, restated to show the effect of the amendment described in Item 5. above.

                            SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TIFFANY & CO.
                                   (Registrant)


                                   BY:    /s/ Patrick B. Dorsey
                                   Name:  Patrick B. Dorsey
                                   Title: Senior Vice President,
                                          Secretary and General
                                          Counsel
Date: May 16, 1996
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                          EXHIBIT INDEX

Exhibit No.


3.1  Registrant's Restated Certificate of
     Incorporation (to be filed with the
     Secretary of State for the State of
     Delaware on or about May 17, 1996)

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